EXHIBIT 2.1


                  AGREEMENT AND PLAN OF MERGER
                            BETWEEN
                     PENEDERM INCORPORATED,
                    a California corporation
                              and
                     PENEDERM INCORPORATED,
                     a Delaware corporation


      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of July 30, 1997 between Penederm Incorporated, a California corporation ("Penederm California"), and Penederm Incorporated, a Delaware corporation ("Penederm Delaware"), a wholly owned subsidiary of Penederm California.

                           BACKGROUND

      A. Penederm California is a corporation duly organized, validly existing and in good standing under the laws of the State of California and, on the date of this Agreement, has authority to issue 40,000,000 shares consisting of 30,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value, of which 8,134,660 shares of Common Stock and no shares of Preferred Stock are issued and outstanding.

      B. Penederm Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, on the date of this Agreement, has authority to issue 40,000,000 shares, consisting of 30,000,000 shares of Common Stock, $0.01 par value, and 10,000,000 shares of Preferred Stock, $0.01 par value, of which one share of Common Stock is issued and outstanding and owned by Penederm California and no shares of Preferred Stock are issued and outstanding.

      C. The Board of Directors of each of Penederm California and Penederm Delaware have determined that it is advisable and in the best interests of each of such corporations that Penederm California merge into Penederm Delaware upon the terms and subject to the conditions set forth in this Agreement, for the purpose of effecting the reincorporation of Penederm California in the State of Delaware and have, by resolutions duly adopted, approved this Agreement and directed that it be submitted to a vote of their respective stockholders and executed by the undersigned officers.


      THE PARTIES AGREE AS FOLLOWS:


                           ARTICLE I

                          DEFINITIONS

      When used in this Agreement (and in any Exhibit in which such terms are not otherwise defined) the following terms shall have the following meanings:

      "California Common Stock" shall mean shares of Common
Stock, no par value, of Penederm California.

      "California Preferred Stock" shall mean shares of Preferred
Stock, no par value, of Penederm California.

      "Certificate of Merger" shall mean the Certificate of Merger of Penederm California into Penederm Delaware to be filed with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit 2.1.

      "Delaware Common Stock" shall mean shares of Common Stock,
$0.01 par value, of Penederm Delaware.

      "Delaware Preferred Stock" shall mean shares of Preferred
Stock, $0.01 par value, of Penederm Delaware.

      "Effective Time" shall mean the time when the Certificate of Merger is filed with the Secretary of State of the State of Delaware and the Merger becomes effective.

      "Merger" shall mean the merger of Penederm California into Penederm Delaware.

      "Shareholders' Meeting" shall mean the 1997 annual meeting of shareholders of Penederm California to approve and adopt this Agreement, among other things.

      "Surviving Corporation" shall mean Penederm Delaware from and after the Effective Time.


                           ARTICLE II

                             MERGER

      2.1 Merger. At the Effective Time, the Merger shall become effective under Section 252 of the Delaware General Corporation Law and Section 1108(d) of the California General Corporation Law, and Penederm California shall merge into Penederm Delaware, the separate existence of Penederm California shall cease and Penederm Delaware shall continue in existence as the surviving corporation under the Delaware General Corporation Law.

      2.2 Filings.  On or prior to the Closing Date, Penederm
California and Penederm Delaware shall cause:

          (a) an executed counterpart of the Certificate of Merger to be filed with the Secretary of State of California; and

          (b) the Certificate of Merger to be filed with the Secretary of State of Delaware. As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Certificate of Merger to be filed with the County Recorder of the county in which the registered office of Penederm Delaware in the State of Delaware is located and shall cause such other local filings to be made as are required under the laws of the State of California.

      2.3 Effects of the Merger.  At the Effective Time:

          (a) the separate existence of Penederm California shall cease and Penederm California shall be merged into Penederm
Delaware;

          (b)   the Certificate of Incorporation of Penederm
Delaware shall continue as the Certificate of Incorporation of the Surviving Corporation;

          (c) the Bylaws of Penederm Delaware shall continue as the Bylaws of the Surviving Corporation;

          (d) each officer and director of Penederm California in office immediately prior to the Effective Time shall serve in the same capacity as an officer or director of the Surviving
Corporation immediately after the Effective Time;

          (e) each share of California Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Delaware Common Stock pursuant to Article III;

          (f) without further transfer, act, or deed, the separate existence of Penederm California shall cease and the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and shall be subject to all the restrictions, disabilities and duties, of Penederm California; and all property, real, personal and mixed, and all debts due to Penederm California on whatever account, as well as stock subscriptions and all other things belonging to Penederm California shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest of Penederm California shall be thereafter as effectually the property of the Surviving Corporation as they were of Penederm California, and the title to any real estate vested by deed or otherwise in Penederm California shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors of Penederm California and all liens upon any property of Penederm California shall be preserved unimpaired and all debts, liabilities and duties of Penederm California shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

      2.4 Further Assurances. Penederm California agrees that if, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Penederm California, the Surviving Corporation and its officers and directors may execute and deliver all such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Penederm California or otherwise.


                          ARTICLE III

                      CONVERSION OF STOCK

      3.1 Conversion of Stock. At the Effective Time, the stock of Penederm California shall be converted into stock of Penederm
Delaware, as follows:

          (a) each share of California Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Delaware Common Stock; and

          (b) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and no stock shall be issued in the Merger in respect thereof.

      3.2 Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock into which the shares of California Common Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of Penederm Delaware or its transfer agent of any outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Penederm Delaware or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock evidenced by such outstanding certificate as provided above.

      3.3 Stock Options. Each right or option to purchase shares of California Common Stock granted under the Penederm Incorporated Equity Incentive Plan, the Penederm Incorporated 1994 Nonemployee Directors Stock Option Plan, the Penederm Incorporated Employee Stock Purchase Plan, the Penederm Incorporated Employee Stock Option Plan and the Penederm Incorporated Consultant Stock Option Plan (collectively, the "Plans") which is outstanding immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share, and upon the same terms and subject to the same conditions as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of said Plans as is equal to the number of shares of California Common Stock so reserved as of the Effective Time. As of the Effective Time, Penederm Delaware hereby assumes the Plans and all obligations of Penederm California under the Plans including the outstanding options or awards or portions thereof granted pursuant to the Plans.

      3.4 Rights Agreement. Each right to purchase shares of California Common Stock outstanding under the Rights Agreement, dated November 20, 1996, between Penederm California and ChaseMellon Shareholder Services, LLC (the "Rights Agreement") shall become a right to purchase the same number of shares of Delaware Common Stock at the same price and on the same terms and conditions as set forth in the Rights Agreement and Penederm Delaware shall assume all rights and obligations of Penederm California under the Rights Agreement immediately as of the Effective Time.

      3.5 Validity of Delaware Common Stock. All shares of Delaware Common Stock into which California Common Stock are to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such California Common Stock.

      3.6 Rights of Former Holders. From and after the Effective Time, no holder of certificates which evidenced California Common Stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such California Common Stock shall have been converted pursuant to the Merger.


                           ARTICLE IV

                            GENERAL

      4.1 Consents. Each of Penederm California and Penederm Delaware shall use its best efforts to obtain the consent and approval of each person (other than shareholders of Penederm California in their capacities as such) whose consent or approval shall be required in order to permit consummation of the Merger.

      4.2 Governmental Authorizations.  Each of Penederm
California and Penederm Delaware shall cooperate in filing any necessary reports or other documents with any federal, state, local or foreign authorities having jurisdiction with respect to the Merger.

      4.3 Waiver and Amendment. This Agreement may be amended by action of the Board of Directors of each of Penederm California and Penederm Delaware without action by the stockholders of the parties, except that (a) any amendment to Section 3.1, (b) any amendment changing the terms, rights, powers or preferences of the Delaware Common Stock, or (c) any amendment altering any terms of this Agreement if such alteration would adversely affect the holders of California Common Stock or Delaware Common Stock must be approved by a majority of the voting power of the outstanding California Common Stock.

      4.4 Termination. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement at the Shareholders' Meeting, by action of the Board of Directors of Penederm California if the Board determines that the consummation of the transactions contemplated by this Agreement would not, for any reason, be in the best interests of Penederm California and its shareholders.

      4.5 Entire Agreement. This Agreement (including any exhibits), contains the entire agreement among the parties with respect to the Merger and supersedes all prior and concurrent arrangements, letters of intent or understandings relating to the Merger.

      4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the parties and delivered to each of the other parties.

      4.7 Headings. The article, section and paragraph headings in this Agreement have been inserted for identification and reference and shall not by themselves determine the meaning or interpretation of any provision of this Agreement.

      4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                  PENEDERM INCORPORATED,
                                  a California corporation



                                  By:  /s/ John W Quigley
                                      Title:  Senior Vice President,
                                      Research and Development

                                  By:  /s/ Richard Friedman
                                      Title:  Secretary


                                  PENEDERM INCORPORATED,
                                  a Delaware corporation



                                  By:  /s/ John W Quigley
                                      Title:  Senior Vice President,
                                      Research and Development

                                  By:  /s/ Richard Friedman
                                      Title:  Secretary





EXHIBIT 2.1 TO THE AGREEMENT OF PLAN AND MERGER


                      CERTIFICATE OF MERGER

                               OF

                     PENEDERM INCORPORATED,
                    a California corporation

                              INTO

                     PENEDERM INCORPORATED,
                     a Delaware corporation

                (UNDER SECTION 252 OF THE GENERAL
            CORPORATION LAW OF THE STATE OF DELAWARE)


Penederm Incorporated, a Delaware corporation, hereby certifies that:

     (1) The name and state of incorporation of each of the constituent corporations are:

                    (a)  Penederm Incorporated, a Delaware
               corporation ("Penederm Delaware"); and

                    (b)  Penederm Incorporated, a California
               corporation ("Penederm California").

     (2) An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by Penederm California and by Penederm Delaware in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

     (3)  The name of the surviving corporation is Penederm
Incorporated, a Delaware corporation, which will continue its existence as the surviving corporation under its present name upon the effective date of the merger.

     (4) The certificate of incorporation of Penederm Delaware shall be the certificate of incorporation of the surviving corporation after the effectiveness of the merger.

     (5) The executed Agreement of Merger is on file at the principal place of business of the surviving corporation, Penederm Delaware, located at 320 Lakeside Drive, Foster City,
California 94404.

     (6) A copy of the Agreement of Merger will be furnished by Penederm Delaware, on request and without cost, to any stockholder of Penederm California or Penederm Delaware.

     (7) The authorized capital stock of Penederm California is 30,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.


     IN WITNESS WHEREOF, Penederm Delaware has caused this
Certificate of Merger to be signed by John W. Quigley, its Senior
Vice President, Research and Development, on the 30th day of July, 1997.


                         Penederm Incorporated,
                         a Delaware corporation


                         By: _/s/ John W. Quigley______________
                              John W. Quigley,
                              Senior Vice President, Research and
                              Development